UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [    ]

Check the appropriate box:

[ X ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

HIGHLAND FUNDS II

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed: August 6, 2018

Your action is required. Please vote today.

Dear Shareholder:

Highland Capital Management Fund Advisors, L.P. (the “Adviser” or “we”) is asking you to vote to authorize the Highland Global Allocation Fund’s (the “Fund”) board of trustees (the “Board”) to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund (the “Conversion Proposal”). To facilitate the Conversion Proposal you will also be asked to authorize the Board to redomicile the Fund from a series of a Massachusetts business trust into a stand-alone Massachusetts business trust called Highland Global Allocation Fund (“GAF”) (the “Trust Proposal” and, together with the Conversion Proposal, the “Proposals”). If shareholders approve the Proposals and the Fund redomiciles into GAF and converts to a closed-end fund, you will be able to sell your shares on the New York Stock Exchange (“NYSE”) or another national securities exchange instead of having the right to directly redeem your shares at net asset value (“NAV”). If GAF is not approved for listing, the Board will not implement the Conversion Proposal.

Proposal Advantages. We believe a closed-end structure offers several advantages, including:

➢	Increased Target Dividend Yield. As a result of the longer-term investment thesis discussed below and if the Conversion is completed, GAF will target a dividend yield of 8.5%.

➢

Lower Fees. Conversion to a closed-end fund will reduce the Fund’s annual operating expenses by approximately $2.5 million, as discussed more fully in the Questions and Answers (“Q&A”) below, which savings will inure directly to the benefit of shareholders. In addition, the Fund’s current management fee of 0.40% of the Fund’s total assets will be, assuming conversion into a closed-end fund, significantly below the average management fee of 1.16% charged to world allocation U.S. listed closed-end funds and 0.45% less than the lowest management fee in such category.

➢

Enhanced Return Horizon. We believe a closed-end fund structure will better position the Fund to generate returns to investors within the Fund’s current investment strategy as compared to an open-end fund structure by facilitating longer-term investments favored by the Fund’s portfolio manager (the “PM”). The PM approaches investing with a contrarian value philosophy which seeks to find investments where the PM takes a distinctly different view from the market, but where he has a high degree of confidence in his view and valuation of the investment. Many times these investments take time to mature and may encounter significant volatility as the market takes time to understand the value of the underlying business. While past performance is not indicative of future returns, examples of current and past such investment opportunities are provided below:

•

Since inception of the strategy in April 2013, the Fund has returned on average 7.41% per year[1] and, for the period of April 2013 to August 1, 2018, has outperformed 93% of all world allocation open-end funds as of August 1, 2018.

•	Examples of current investment opportunities include the following and are discussed in more detail beginning on page 6 of the Q&A below:

¡

TerreStar Corporation (“TerreStar”) - In July 2018 the Adviser consummated the sale of a portion of the Fund’s TerreStar equity to a major institutional investor at a price of $350 per share, resulting in a 23% return to the Fund’s shareholders based on average cost basis. The Fund continues to hold 235,122 shares of TerreStar equity with a current market value of $78.2 million as of August 1, 2018, which the Adviser believes offers significant upside potential.

[1]	The Fund has provided an annualized total return of 11.66% for the 1-year period and 6.84% for the 5-year period ended August 1, 2018.

¡

TXU (now, “Vistra”) – Year to date, the Vistra investment is up 24% as of August 1, 2018. Since the company emerged from bankruptcy in October 2016 to August 1, 2018, the investment has returned over 65% and the Adviser believes meaningful upside remains.

•	Examples of past such investment opportunities include:

¡

American Airlines – In August of 2013, American Airlines shares tumbled over 50% after news of a Department of Justice (“DOJ”) lawsuit against the company. However, from late August to mid-November 2013 the stock rebounded over 350% after an agreement was reached with the DOJ on November 12, 2013. The Adviser began decreasing the Fund’s position in the company during January 2018. The American Airlines stock position has increased by several multiples since the Fund first invested in April 2013.

¡

Argentine Debt – At its peak, Argentine debt was a significant element of the net assets of the Fund. The 2033 bonds (the largest Argentine bond position held by the Fund) experienced significant volatility during the Fund’s twenty-five month investment beginning in June 2014; however, due to the Adviser’s patience and conviction in the investment, the positon returned 99% when the Fund fully exited the positon in July 2016.

Closed-End Fund Track Record. While past performance is not indicative of future returns, the Adviser and its affiliates have previously proven their ability to create value for shareholders through a unique approach to investing in closed-end fund structures:

•

NexPoint Strategic Opportunities Fund (“NHF”) – NHF has returned 133.6% from September 2012 through June 30, 2018 (the tenure of James Dondero’s management), while the Fund’s benchmark, the Credit Suisse Hedge Fund Index returned just 27.5% over the same period. During the five years ended June 30, 2018, NHF has outperformed 97% of all U.S. listed closed-end funds and has outperformed the S&P 500 while providing a greater than 10% yield.

•

Highland Floating Rate Opportunities Fund (“HFRO”) – HFRO converted into a closed-end fund in November 2017, and has since traded up 10.6% while the Credit Suisse Leveraged Loan Index has returned just 3.8% as of August 1, 2018.

3% Incentive to Consenting Shareholders. To demonstrate the Adviser’s conviction in both the Fund’s portfolio and the desirability of the Proposals, the Adviser has agreed to pay to shareholders, solely out of the Adviser’s own funds, a consent fee in the amount of 3.0% of the value of each such shareholder’s shares on the date of conversion (the “Consent Fee”) to the extent that such shareholders (1) vote in favor of both Proposals; (2) do not revoke their proxies; (3) still hold all of their voting shares, as noted on the record date of August 24, 2018, through the conversion; and (4) are part of the minimum required vote necessary to approve both Proposals. The Consent Fee will only be paid if both Proposals are approved. Even if both Proposals are approved and a shareholder had voted in favor of both Proposals, had not revoked his or her proxies and held all of his or her record date shares through the conversion, such shareholder will not receive the Consent Fee if they are not part of the minimum required vote necessary to approve both Proposals. Please refer to the Q&A section on pages 11 and the Proxy Statement on page 4 for information on shareholder eligibility to receive the Consent Fee.

Our Purchase Commitment. Additionally, in the event that shares of GAF trade at a discount of more than 3% of NAV, the Adviser and its affiliates will commit to purchasing up to the lesser of $20 million or 5% of GAF in open-market transactions. The Board has also approved GAF’s repurchase of the lesser of up to $20 million or 5% of GAF’s closed-end fund common shares in the event the Fund trades at a discount of more than 3% of NAV.

While there is no guarantee as to whether the Fund will trade at a premium or discount to NAV in the event the Proposals are implemented, we believe the potential benefits of the Proposals and the potential value of the Fund’s investments may mitigate any discount that could apply to trading of the Fund’s shares. Notably, U.S. listed closed-end funds in the world allocation category currently trade at an average discount to NAV of just 0.88% as of June 30, 2018 and one third of all world allocation U.S. listed closed-end funds are trading at a premium.

Shareholders that do not wish to hold shares of a closed-end fund may redeem their shares at NAV prior to conversion which may be subject to federal and state taxation depending upon your financial circumstances. Shareholders that remain in the Fund after the conversion to a closed-end fund may exit the Fund by selling their shares on the exchange.

For the reasons described above and as discussed more fully in the Q&A and the Proxy Statement, we propose converting the Fund into a listed closed-end fund and redomiciling the Fund from a series of a Massachusetts business trust to a standalone Massachusetts business trust within the next 45 days. This requires shareholder approval. YOUR VOTE IN FAVOR OF THE PROPOSALS IS CRITICAL.

A special shareholder meeting has been scheduled to take place on September 28, 2018, at 200 Crescent Court, Crescent Club, Gold Room, Dallas, Texas 75201, at 8:00 A.M. Central Time. Representatives of the Adviser will be available to answer questions. While you are welcome to attend the meeting in person, voting today will save the Fund the cost of future mailings to solicit shareholder votes. You have multiple options available to cast your proxy vote:

Online:  proxyonline.com

Phone: Call  (866) 620-0678

Mail: Complete the enclosed proxy card and return it in the postage-paid envelope.

We encourage you to read the enclosed proxy statement for more information, and we thank you for voting today.

Sincerely,

Dustin Norris

Secretary

Highland Capital Management Fund Advisors, L.P.

Highland Global Allocation Fund,

a series of Highland Funds II

QUESTIONS AND ANSWERS

August 6, 2018

This is a brief overview of the matters on which Highland Global Allocation Fund (the “Fund”) shareholders will be asked to vote at the shareholder meeting to be held on September 28, 2018 (the “Meeting”).

Highland Capital Management Fund Advisors, L.P. (the “Adviser,” or “we”) encourage you to read the full text of the enclosed Proxy Statement to obtain a more detailed understanding of the issues relating to the proposals.

Q: Why are you sending me this information?

You are being asked to vote to approve authorizing the board of trustees of the Fund (the “Board”) to take two separate actions:

(i) authorize the Board to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund (the “Conversion Proposal”); and

(ii) redomicile the Fund from a series of a Massachusetts business trust to a stand-alone Massachusetts business trust (the “Trust Proposal,” and together with the Conversion Proposal, the “Proposals”).

The Conversion Proposal requires the approval of shareholders under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Trust Proposal requires approval pursuant to the Agreement and Declaration of Trust for Highland Funds II. The Conversion Proposal is contingent upon the approval of the Trust Proposal; however, in the event the Trust Proposal is approved but the Conversion Approval is not approved, the Adviser will take action to redomicile the Fund from a series of a Massachusetts business trust to a standalone Massachusetts business trust.

Q: Is my vote important?

Absolutely! While the Board has reviewed the Proposals and recommends that you authorize them to implement them, the Proposals cannot go forward without the approval of the shareholders of the Fund. The Fund expects to continue to contact shareholders asking them to vote until it is certain that a quorum will be reached, and the Fund may continue to contact shareholders thereafter.

Q: What are the Proposals?

Shareholders are being asked to authorize the Board to amend the Agreement and Declaration of Trust to convert the Fund’s structure from an open-end fund to a closed-end fund. If shareholders approve the Proposals and the Fund converts to a closed-end fund, shareholders of Highland Global Allocation Fund (“GAF”) would no longer have the right to cause GAF to directly redeem their shares at NAV; instead, GAF will seek to list its shares for trading on the New York Stock Exchange (“NYSE”) or another national securities exchange. GAF’s share listing is subject to the approval of such exchange and satisfaction of such exchange’s listing standards, which would give shareholders the ability to sell their shares of the Fund on the exchange. GAF will apply for listing on the NYSE or another national securities exchange as soon as practicable, with such listing to be effective upon the approval of the Proposals and other administrative actions. If GAF is not approved for listing, the Board will not implement the Conversion Proposal.

Shareholders of the Fund are also being asked to approve the redomiciliation of the Fund from its current form of organization as a series within a Massachusetts business trust into a stand-alone Massachusetts business trust. Redomiciling the Fund requires consummation of an Agreement and Plan of Reorganization (the “Plan”) between the Highland Funds II (the “Trust”) on behalf of the Fund and GAF, a Massachusetts business trust and also the acquiring fund.

Upon consummation of the Proposals, Class A, Class C and Class Y shares of the Fund will be combined into a single class of common stock of GAF. In order to facilitate this conversion, the Fund will effect a reverse stock split so that GAF’s initial share price equals $15.00. The aggregate dollar value of the new combined, single class GAF Shares that you receive (and cash in lieu of fractional shares, if any) will be the same dollar value of the shares of the Fund that you currently own and the total value of your investment will be the same immediately before and after the exchange.

Q: What is the difference between an open-end fund and a closed-end fund?

Generally, shareholders of an open-end fund can request that the fund redeem their shares at net asset value (“NAV”) on any business day, whereas shareholders of a closed-end fund do not have the ability to redeem shares at NAV. Shareholders of a closed-end fund must sell their shares on an exchange and such shares may trade at a premium or discount to NAV. Shares of many closed-end funds, particularly smaller closed-end funds, trade at a discount to NAV. Open-end funds are subject to liquidity requirements to help ensure that they can meet such shareholder redemptions. Because an open-end fund must hold cash reserves and liquid securities in order to meet liquidity requirements and redemption requests, the fund may not be able to pursue certain investment opportunities within its investment objective and investment strategy, especially in investments that may be deemed illiquid. A closed-end fund does not provide shareholders with a right to cause the closed-end fund to redeem their shares, and so is not subject to the liquidity requirements applicable to open-end funds.

If shareholders approve the Proposals, GAF, operating as a closed-end fund, would not be required to redeem shares each business day. GAF will seek to list its shares for trading on the NYSE or another national securities exchange, subject to the approval of such exchange and satisfaction of such exchange’s listing standards, which would give shareholders the ability to sell their shares of GAF on the exchange at a discount or premium. GAF will apply for listing on the NYSE or another national securities exchange as soon as practicable, with such listing to be effective upon the approval of the Proposals and the consummation of the Plan. If GAF is not approved for listing, the Board will not implement the Conversion Proposal.

Q: Why is the conversion being proposed?

The Adviser believes that a closed-end fund structure will better position the Fund to generate returns to investors within the Fund’s current investment strategy as compared to an open-end fund structure and would facilitate longer-term investments favored by the Fund’s portfolio manager (the “PM”). The PM approaches investing with a contrarian value philosophy which seeks to find investments where the PM takes a distinctly different view from the market, but where he has a high degree of confidence in his view and valuation of the investment. Many times these investments take time to mature and may encounter significant volatility as the market takes time to understand the value of the underlying business.

The Conversion Proposal will also benefit the Fund by eliminating the liquidity constraints applicable to the Fund under its current open-end fund structure since investors in closed-end funds generally obtain liquidity by selling their shares in the open market, rather than redeeming their shares directly from the Fund, which may place premature pressure to sell Fund investments. In order to be able to redeem shareholders at NAV upon request, open-end funds, unlike closed-end funds, must limit their investments in illiquid securities to 15% of their net assets (i.e., securities or other assets that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the investment company has valued the asset) (the “Open-End Liquidity Constraints”).

Currently, the Fund may not be able to pursue or increase its participation in certain longer-term investment opportunities due to the Open-End Liquidity Constraints. Investors in closed-end funds generally obtain liquidity by selling their shares in the open market, rather than redeeming their shares directly from the Fund.

Q: What are the long-term investments benefitting the Fund’s shareholders?

Although past performance is not indicative of future returns, the Fund has previously made several such long-term investment opportunities that have worked out significantly in investors’ favor but took time and experienced significant volatility. Examples of such past and current investments include the following:

•

American Airlines – In August of 2013, American Airlines shares tumbled over 50% after news of a Department of Justice (“DOJ”) lawsuit against the company. However, from late August to mid-November 2013 the stock rebounded over 350% after an agreement was reached with the DOJ on November 12, 2013. The Adviser began decreasing the Fund’s position in the company during January 2018. The American Airlines stock position has increased several multiples since the Fund first invested.

•

Argentine Debt – At its peak, Argentine debt was a significant element of the net assets of the Fund. The 2033 bonds (the largest Argentine bond position held by the Fund) experienced significant volatility during the Fund’s twenty-five month investment beginning in June 2014; however, due to the Adviser’s patience and conviction in the investment, the positon returned 99% when the Fund fully exited the positon in July 2016.

•

TXU (now, “Vistra”) – Vistra experienced a drop of over 50% in price from the Fund’s original investment in April 2012 to April 2016. The Adviser continued to add to the Fund’s position during this decline and, from January 1, 2018 to August 1, 2018, the investment is up 24.0%. Since TXU emerged from bankruptcy in October 2016, the investment has returned over 65% as of August 1, 2018.

•

Terrestar Corporation (“TerreStar”) – The Fund initially purchased TerreStar in October 2014. As discussed in more detail below, TerreStar is a high conviction investment in the Fund which the Adviser believes could result in significant value accretion to shareholders. In early July 2018 the Adviser consummated the sale of a portion of the Fund’s TerreStar equity to a major institutional investor at a price of $350 per share, resulting in a 23% return to the Fund’s shareholders based on average cost basis. While this sale was immediately accretive to shareholders, the Adviser believes that the sale of the remaining portion of its investment in TerreStar equity (235,122 shares of TerreStar equity with a current market value of $78.2 million as of August 1, 2018) is not in the Fund’s best interests due to the significant upside potential of this investment. Converting the Fund into a closed-end fund will permit the TerreStar investment to mature and, in the Adviser’s view, provide a material increase in the Fund’s returns if it performs consistent with the Adviser’s investment thesis.

During the proxy period, the Fund intends to reserve the right to accept additional purchases into the Fund prior to the conversion. The Adviser believes such investments will help to limit the negative impact on existing shareholders of redemptions that may occur prior to the conversion in addition to increasing the potential benefits to shareholders that may result from a larger fund (i.e., lower expenses, access to larger deals and exit opportunities at more favorable prices, and possibly reducing the likelihood of trading at a discount to NAV because shares of many closed-end funds, particularly smaller closed-end funds, trade at a discount to NAV). Still, the Fund may halt or limit purchases at any time and for any length of time

Irrespective of the investments discussed above, we believe that the Conversion Proposal will benefit shareholders by eliminating the need for the Fund to hold cash reserves and liquid securities with less upside potential in order to meet daily shareholder redemptions and comply with the Open-End Fund Liquidity Constraints The Conversion Proposal will allow the Fund to pursue its existing investment objective and investment strategy through a structure that better positions the Fund to capitalize on its universe of investment opportunities, which may include investments in long-term illiquid positions.

Q: Can you tell us more about the TerreStar investment?

TerreStar is a nationwide licensee of wireless spectrum – an asset that almost every person uses on a daily basis, but of which most have never heard. All wireless communication signals travel over the air via radio frequency (aka spectrum).

The Adviser maintains a very positive outlook on the valuation of wireless spectrum assets, in general, and TerreStar’s unique spectrum, in particular. Our outlook is based on an in-depth understanding of the macro fundamentals driving both exponential growth in wireless bandwidth usage, including but not limited to smartphones, HD video, data, and internet-of-things, as well as limited available spectrum capacity in low and mid-tier bands. We believe these limited available spectrums have the best propagation characteristics for rising data demands and have commanded premium valuations. These macro fundamentals have led to steadily increasing spectrum valuations.

TerreStar acquired the majority of its 1.4 GHz band licenses in 2007 and 2008. In terms of unique TerreStar spectrum characteristics, TerreStar is petitioning the Federal Communications Commission (the “FCC”) to deploy 1.4 GHz spectrum nationwide at more than 2.5 billion MHz POPs. “MHz POPs” is a telecommunications industry measurement referring to one megahertz of bandwidth passing one person in the coverage area in a spectrum license. TerreStar believes 1.4 GHz spectrum provides uniform coverage and high capacity due to lower noise and versatile propagation characteristics.

Under federal law, licensees of wireless spectrum must, as a performance requirement, meet a showing of “substantial service” in their respective license area within a prescribed term (in this instance, 10 years). “Substantial service” is defined as “service which is sound, favorable and substantially above a level of mediocre service which just might minimally warrant renewal”. Upon acquisition of the licenses, TerreStar labored diligently to build out the 1.4 GHz spectrum, pursuing a plan to develop a smart grid ecosystem that would use the spectrum to help utilities deliver electricity more efficiently. In late 2013, TerreStar was on track to meet its obligation to provide “substantial service” within its 10-year license term.

Soon thereafter, TerreStar learned that a similarly situated spectrum licensee had developed its band for use in wireless medical telemetry service (“WMTS”) devices now deployed in thousands of hospitals across the country and TerreStar’s planned use for the 1.4 GHz band interfered with these life-saving devices. TerreStar worked persistently with the FCC’s wireless telecommunications bureau (the “Bureau”) and WMTS representatives to mitigate the interference issues, but ultimately abandoned its smart grid ecosystem plan in favor of the significant benefits to public health from WMTS.

TerreStar now seeks to deploy the 1.4 GHz on a capital efficient basis, serving these life-saving WMTS devices across medical facilities and future home/mobile-health applications. We believe the prospect of this deployment along with the successful reallocation or auction of the adjacent spectrum make it a unique long-term investment. Unfortunately, this new plan requires significant time to implement and TerreStar must resolve fully the interference issues.

Although TerreStar held frequent meetings with the Bureau to discuss the new plan and underscore its need for relief from its substantial service obligations (and in which the Bureau expressed support for TerreStar’s approach), in October 2017, the FCC denied TerreStar’s waiver request for a 36-month extension of the substantial service deadlines. TerreStar is vigorously opposing this denial through a combination of political advocacy, key vendor support and FCC procedural appeal and may ultimately need to initiate litigation to restore its ownership and control of the license. In the event TerreStar is unsuccessful in its efforts, it will be unable to realize any commercial use of, or value from, this spectrum.

TerreStar also owns a license for 1.7 GHz band spectrum covering 11 of the top 30 U.S. markets and approximately 19% of the population. DISH Network’s license covers the remaining 1.7 GHz band spectrum and has achieved significant regulatory relief for the 1.7 GHz band. TerreStar’s ownership of key markets and significant population coverage may make TerreStar an attractive partner for the ultimate deployment of DISH spectrum assets.

Because of the Adviser’s positive outlook on spectrum, the Fund and its affiliates maintain a large position in TerreStar’s debt and equity. As of June 30, 2018, the Fund owned $50.7 million of TerreStar debt and approximately $80.3 million of equity. Subsequent to June 30, 2018 and in response to the Open-End Liquidity Constraints discussed above, the Fund entered into an agreement to sell a portion of TerreStar equity to a major institutional investor to reduce the size of the position as a percentage of Fund assets. This sale at a price of $350 per share resulted in a 23% return to the Fund’s shareholders based on average cost basis. The Fund continues to hold 235,122 shares of TerreStar equity with a current market value of $78.2 million as of August 1, 2018, which the Adviser believes offers significant upside potential. Converting the Fund into a closed-end Fund would allow the Fund to retain this position in TerreStar because it would no longer be subject to the Open-End Liquidity Constraints (i.e. where open-end funds must generally limit their investment in illiquid investments to 15% of their net assets).

Q: Can you tell us more about the Vistra investment?

Vistra (NYSE:VST) is a reorganized equity holding that is uniquely positioned in the U.S. power market and stands out among its peers. We believe the broader market underappreciates Vistra, but we expect that to change over the next several years for the following reasons. For background, Vistra is the product of the largest leveraged buyout in U.S. history, which saddled Energy Future Holdings (Vistra’s predecessor parent company) (“EFH”) with $40 billion in debt and ultimately led EFH and its subsidiary, Texas Competitive Electric Holdings Company LLC (“TCEH”), to file for Chapter 11 bankruptcy in 2014. TCEH emerged from the EFH bankruptcy in 2016, rebranded as “Vistra Energy” and listed on the NYSE in May 2017.

With its NYSE listing, Vistra became the fourth publicly traded independent power producer (“IPP”). As of the date of this proxy, only two listed IPPs remain and, at a market cap of $12 billion, Vistra represents over half of the publicly traded IPP market. Since emerging from bankruptcy, Vistra has significantly transformed its business profile by reducing leverage, increasing scale and diversification through its recently completed merger with Dynegy Inc. and decreasing exposure to volatile natural gas prices by shutting down several legacy coal power plants. While this transformation has resulted in significant share price appreciation (more than 65% total return since emergence from bankruptcy), we believe a significant amount of upside remains due to Vistra’s (i) market and industry position; (ii) valuation; and (iii) capital allocation.

First, Vistra benefits from an integrated power business model (a key factor distinguishing it from the industry) which allows the company to pair Luminant, its wholesale power generation subsidiary, with TXU Energy, its retail platform. This combination reduces the effects of commodity price movements and contributes to earnings stability. Vistra is a leading power producer in the ERCOT (defined below) market, which manages the flow of electricity to approximately 24 million Texas customers, represents approximately 90% of the state’s electric load and 75% of its geography as of December 31, 2017. “ERCOT” is the Electric Reliability Council of Texas, Inc., the independent system operator and the regional coordinator of various electricity systems within Texas. Due to Vistra’s recent coal plant retirements and continued strong electricity demand, the ERCOT market supply and demand is expected to tighten, which should cause wholesale power prices to move higher. Moreover, as a result of Vistra’s recently completed merger with Dynegy Inc., the company has significantly enhanced its geographic and fuel diversity. Vistra’s now gas-predominant portfolio is the leading fleet in the desirable competitive power markets, with a low cost structure and significant earnings diversification. This represents a major transformation from the company’s bankruptcy position as an ERCOT-only, predominantly coal-fired generation portfolio.

Second, we believe Vistra is undervalued by the market today and has the potentially to significantly increase in value over time. When comparing enterprise value to EBITDA, the company currently trades at 6.9 times its enterprise value based on 2019 guidance, whereas sector participants trade on averages 8 to 9 times enterprise value. We believe the valuation disconnect will narrow as the company allocates excess capital to the reduction of debt and stock buybacks, as discussed in more detail below.

Third, based on recent management presentations, Vistra is expected to generate over $1.8 billion of annual free cash flow and over $6 billion in excess capital available for allocation through 2022. We believe the allocation of this excess capital over time can create a significant amount of value for shareholders. For example, management has shown a commitment to financial discipline by maintaining a limited amount of leverage. This discipline was not exhibited by the industry in prior cycles, which contributed to its volatility and history of financial restructurings. We believe the reduction of debt will cause the market to value the company using a higher multiple. Vistra recently announced a $500 million share repurchase program, leaving an additional $500 million available for allocation through 2019. Capital may be allocated to implementation of a recurring dividend, the repurchase of additional shares or the opportunistic pursuit of growth opportunities in retail or renewables.

The Fund’s Vistra investment is up 24% year to date as of August 1, 2018. Since the company emerged from bankruptcy in October 2016, the investment has returned over 65%. This investment has taken and will continue to take patience for shareholders to fully realize the company’s value and meaningful upside. As the company continues to execute its plan to generate strong and stable cash flows and allocate excess capital in a disciplined manner, we believe the Fund’s investment has significant appreciation potential.

Q: Did the Board consider options other than converting the Fund to a closed-end fund?

Yes. The decision to convert the Fund to a closed-end fund was made after extensive discussions with the Board and Board counsel. After reviewing numerous options, the Board, upon recommendation from the Fund’s investment adviser, determined that the best way to protect the interests of the Fund and its shareholders is to convert the Fund to a closed-end fund.

Q: How will the Trust Proposal affect the Fund?

As further described above, shareholders of the Fund are being asked to approve a proposal to authorize the Board to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund. If approved, we do not anticipate the redomiciliation by itself to affect your investment in the Fund or how the Fund is managed on a day-to-day basis. The Board members, officers, investment objective, principal investment strategies and restrictions and the investment management fees paid to the Adviser will not change as a result of the Trust Proposal. The Trust Proposal will not affect any other Fund expenses, although the Conversion Proposal is expected to reduce Fund expenses by lowering transfer agency fees and eliminating distribution and service fees on Class A and Class C shares. The redomiciliation will not alter the Board member’s existing duties to act with due care and in the shareholders’ best interests.

Q: Why should shareholders vote in favor of the Proposals?

1) By voting in favor of the Conversion Proposal (and upon successful consummation of the conversion), shareholders will no longer be invested in a fund that is subject to the Open-End Liquidity Constraints and the Fund will be permitted to invest in longer horizon, less liquid investments that may be accretive to shareholders. In addition, conversion to a closed-end fund will reduce Fund expenses by lowering transfer agency fees and eliminating distribution and service fees on Class A and Class C shares.

2) By voting in favor of the Trust Proposal, shareholders will be able to reorganize the Fund from a series of a Massachusetts business trust into a standalone Massachusetts business trust.

Consent Fee. To demonstrate the Adviser’s conviction in both the Fund’s portfolio and the desirability of the Proposals, the Adviser has agreed to pay to shareholders, solely out of the Adviser’s own funds, a consent fee in the amount of 3.0% of the value of each such shareholder’s shares on the date of conversion (the “Consent Fee”) to the extent that such shareholders: (1) vote in favor of both Proposals; (2) do not revoke their proxies; (3) still hold all of their voting shares, as noted on the record date of August 24, 2018, through the conversion; and (4) are part of the minimum required vote necessary to approve both Proposals.

Such Consent Fee shall only be paid to those shareholders who help the Fund achieve the minimum required vote necessary to approve both Proposals, which shall be the lesser of (a) the first 50.01% of the outstanding voting securities approving both Proposals, or (b) the first 67% of shares approving both Proposals if 50% or more of the outstanding voting securities of the Fund are present or represented by proxy at the shareholder’s meeting. Even if both Proposals are approved and a shareholder had voted in favor of both Proposals, had not revoked his or her proxies and held all of his or her record date shares through the conversion, such shareholder will not receive the Consent Fee unless they are part of the minimum required vote necessary to approve both Proposals, as described above. Additionally, any shareholders not voting in favor of both Proposals or who do not own on the conversion date their shares owned as of the record date will not receive a Consent Fee. The Consent Fee will not be paid unless both Proposals are approved.

The Consent Fee is intended to encourage shareholders whose pre-existing economic interest is to vote in favor of both Proposals to do so. By requiring that the recipient of the Consent Fee continue to hold their shares through the conversion, the Consent Fee is intended to be in alignment with the shareholder’s pre-existing economic interests, such that it encourages the act of voting, not the vote itself. Members of the Board, employees of the Adviser, and the Adviser’s affiliates are not eligible to receive the Consent Fee.

We expect to pay the Consent Fee promptly following the completion of the redomicilation and conversion. Please note that the Consent Fee check must be cashed within 90 days of the check issue date. Monies from such distribution that are not cashed or otherwise negotiated will be subject to escheatment in accordance with applicable state law.

Taxation of the Consent Fee is discussed below in the “Are there costs or tax consequences of the Conversion Proposal or Trust Proposal?” section.

Our Purchase Commitment. Additionally, in the event the Proposals are approved, the following additional incentives will be provided to shareholders of GAF:

•

If shares of GAF trade at a discount of more than 3% to NAV post-conversion, the Adviser and its affiliates will commit to purchasing up to the lesser of $20 million or 5% of GAF in open-market transactions over a two year period (the “Adviser Commitment”); and

•

If shares of GAF trade at a discount of more than 3% to NAV post-conversion, the Board has approved GAF’s repurchase of the lesser of up to $20 million or 5% of GAF’s closed-end fund common shares over a six-month period (the “Repurchases”).

Q: Who is eligible to receive the Consent Fee?

The Consent Fee will only be paid to those shareholders who: (1) vote in favor of both Proposals; (2) do not revoke their proxies; (3) still hold all of their voting shares, as noted on the record date of August 24, 2018, through the conversion; and (4) are part of the minimum required vote necessary to approve both Proposals. The minimum required vote necessary to approve both Proposals is the lesser of (a) the first 50.01% of the outstanding voting securities approving both Proposals, or (b) the first 67% of shares approving both Proposals if 50% or more of outstanding voting securities of the Fund are present or represented by proxy at the shareholder’s meeting. The Consent Fee will not be paid unless both Proposals are approved. The Consent Fee will not be paid to a shareholder unless such shareholder’s shares are part of the minimum required vote necessary to approve both Proposals and the preceding criteria are satisfied. Additionally, members of the Board, employees of the Adviser, and the Adviser’s affiliates are not eligible to receive the Consent Fee.

Taxation of the Consent Fee is discussed below in the “Are there costs or tax consequences of the Conversion Proposal or Trust Proposal?” section.

Q: Who is eligible to vote?

Fund shareholders of record on August 24, 2018, are entitled to attend and vote at the Meeting or any adjourned session thereof. Each whole share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders’ instructions. If you sign a proxy but do not fill in a vote, your shares will be voted in favor of the Proposal. If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

Q: Will there be any changes to the options or services associated with my account as a result of the Conversion Proposal or Trust Proposal?

If the Trust Proposal is approved, no changes to the options or services associated with your account will occur. However, if the Conversion Proposal is approved, some of the features and services that are available to you today as a Fund shareholder will not be available to you after the conversion to a closed-end fund. For example, the converted Fund would not offer its shareholders the opportunity to redeem their shares at NAV on a daily basis. However, GAF will seek to list its shares for trading on the NYSE or another national securities exchange, subject to the approval of such exchange and satisfaction of such exchange’s listing standards. Listing shares on an exchange will give shareholders the ability to sell their shares of GAF on the exchange. It is expected that American Stock Transfer & Trust Company, LLC will serve as the Fund’s transfer agent.

The other material features and services that will not be available to you following the conversion relate to the difference in the Fund’s redemption policies. After conversion to a closed-end fund, we expect GAF to have an “opt out” distribution reinvestment program such that when GAF declares a dividend or other distribution, stockholders’ cash distributions will be reinvested automatically in additional shares of the Fund, unless they specifically “opt out” of the dividend reinvestment plan, in which case they will receive such dividends or other distributions in cash.

Shareholders can also get more information on the shareholder services to be offered to the converted Fund by calling AST Fund Solutions at (866) 620-0678.

Q: Will there be any changes to Fund fees and expenses as a result of the approval of the Conversion Proposal or Trust Proposal?

Approval of the Proposals alone will not result in any changes to the Fund’s management fees or expenses, but total annual fund operating expenses borne by all shareholders are expected to decrease upon the Fund’s conversion to a closed-end fund. Transfer agency fees alone are expected to decrease from an annual rate of 0.13% to 0.03% for all shareholders. Collectively with the decrease in transfer agency fees and elimination of distribution and service fees with respect to Class A and Class C shares, we expect Fund savings to be, in the aggregate, approximately $2.5 million per year, based on current Fund assets.

As noted above, approval of the Proposals will not result in a change to the management fee of 0.40% of the Fund’s total assets; therefore, assuming conversion of the Fund into a closed-end fund, GAF’s management fee will be significantly below the average management fee of 1.16% charged to world allocation U.S. listed closed-end funds and 0.45% less than what the Adviser believes is the Fund’s closest competitor. Additionally, GAF will target a dividend yield of 8.5%.

Q: Do I have appraisal or dissenters’ rights?

No. If you are not in favor of the Proposals, then you may redeem your shares at NAV at any time before the conversion closes. A redemption may be taxable for federal or state income tax purposes depending upon your financial circumstances. See “Can I still redeem my shares of the Fund?” below.

Q: Are there costs or tax consequences of the Conversion Proposal or Trust Proposal?

You will not pay any sales charges in connection with the redomiciling of the Fund from a series of a Massachusetts business trust to a standalone Massachusetts business trust and the conversion from an open-end fund into a closed end fund, although shares subject to a contingent deferred sales charge that are redeemed prior to the redomicilation or conversion will be subject to such contingent deferred sales charges. Legal, organizational and other conversion costs associated with the Proposals will be borne by the Fund.

The redomicilation and conversion are expected to qualify as a tax-free reorganization for U.S. federal income tax purposes. Accordingly, it is expected that the Fund generally will not recognize gain or loss as a direct result of the redomicilation and conversion and Fund shareholders will not recognize gain or loss as a direct result of the redomicilation and conversion (except with respect to cash received in lieu of fractional shares, if any).

The U.S. federal income tax treatment of the receipt of the Consent Fee is uncertain. There is no legal authority directly on point, and the Fund has not requested a ruling from the IRS with respect thereto. The receipt of the Consent Fee by a shareholder could be treated as a separate fee paid for consenting to the Proposals, in which case a shareholder would recognize ordinary income upon receipt of the Consent Fee (and the amount of such Consent Fee would not be treated as part of the amount realized by such shareholder upon later disposition of the shareholder’s shares). Shareholders should consult their tax advisors regarding the U.S. federal tax treatment of the Consent Fee.

Q: Will the Fund trade at a premium or a discount after the conversion?

While we believe (i) a meaningful allocation to TerreStar and Vistra and their potential upside; (ii) the potential benefits of a closed-end fund; (iii) the Repurchases; and (iv) the Adviser Commitment could cause shares of the Fund to trade at a premium to NAV, shares may still trade at a discount to NAV.

The current average discount for U.S. listed closed-end funds in the world allocation category is approximately 0.88% as of June 30, 2018. However, the average discount across all U.S. listed closed-end funds is approximately 5.93% as of June 30, 2018.    In addition to favorable trading conditions for the closed-end funds in the world allocation category, the Adviser believes the attractiveness of the Fund’s portfolio, together with the Adviser Commitment and the Repurchases (which total up to $40 million or 10% of Fund shares), may help to mitigate any potential discount that may otherwise be applicable to trading of the Fund’s shares post-conversion.

Q: What is the purpose of the Plan?

The purpose of the Plan is to redomicile the Fund from a series of a Massachusetts business trust into a Massachusetts business trust called Highland Global Allocation Fund. This administrative change will permit the Fund to convert to a closed-end fund upon shareholder approval and implementation of the Conversion Proposal.

Q: If approved, when will the redomicilation and conversion happen?

The redomicilation and conversion will take place following shareholder approval of the Proposals, and is expected to close in the third quarter of 2018. However, in the event a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve the Proposals are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies. This may delay the close of the redomicilation and conversion and there is no guarantee that the redomicilation or the conversion will take place.

Q: Can I purchase more shares of the Fund prior to the conversion?

Yes, however the Fund reserves the right to halt or limit purchases at any time and for any length of time prior to the redomicilation conversion. After redomicilation and conversion, you may purchase additional shares of the Fund on the exchange.

Q: Can I still redeem my shares of the Fund?

Yes. If you do not want to remain a shareholder of the Fund upon redomicilation from a series of a Massachusetts business trust to a standalone Massachusetts business trust, then prior to conversion to a closed-end fund, you may redeem your shares at any time before the redomicilation and conversion closes. Shares subject to a contingent deferred sales charge that are redeemed prior to the redomicilation and conversion will be subject to such contingent deferred sales charges. Such a redemption of shares would be taxable to you in the same manner as other redemptions of shares. Assuming shares are held as capital assets, any gain or loss on such redemptions would be capital in nature and would be long-term or short term depending on your holding period in the shares redeemed. If, instead, you keep your shares, you generally will not recognize any taxable gain or loss on the redomicilation of the trust (except with respect to cash received in lieu of fractional shares, if any).

Q: How does the Board recommend that I vote?

After careful consideration, the Board recommends that you vote FOR the Proposals.

Q: How can I vote?

You can vote in one of four ways:

•	By telephone (call the toll free number listed on your proxy card)

•	By internet (log on to the internet site listed on your proxy card)

•	By mail (using the enclosed postage prepaid envelope)

•	In person at the shareholder meeting scheduled to occur at 8:00 A.M. Central Time, September 28, 2018

The deadline for voting by telephone or internet is 11:59 P.M. E.T. on September 27, 2018. We encourage you to vote as soon as possible to avoid the cost of additional solicitation efforts. Please refer to the enclosed proxy card for instructions for voting by telephone, internet or mail.

Q: Will I be notified of the results of the vote?

The final voting results for each Proposal also will be included in the Fund’s next report to shareholders following the Meeting.

Q: Whom should I call if I have questions?

If you have questions about any of the Proposals described in the Proxy Statement or about voting procedures, please call the Fund’s proxy solicitor, AST Fund Solutions, LLC, toll free at (866) 620-0678.

Highland Global Allocation Fund

(the “Fund”),

a series of Highland Funds II

200 Crescent Court

Dallas, Texas 75201

Notice of Special Meeting of Shareholders

Scheduled for September 28, 2018

This is the formal agenda for the Fund’s shareholder meeting. It explains what matters will be voted on and the time and place of the meeting, should you choose to attend in person.

To the shareholders of the Fund:

A meeting (the “Meeting”) of the shareholders of the Fund will be held at the offices of Highland Capital Management Fund Advisors, L.P. (“we” or the “Adviser”), located at 200 Crescent Court, Crescent Club, Gold Room, Dallas, Texas 75201, on September 28, 2018, at 8:00 A.M. Central Time to consider:

•

A proposal to authorize the Fund’s Board of Trustees (the “Board”) to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund (the “Conversion Proposal”); and

•

A proposal to redomicile the Fund from a series of a Massachusetts business trust to a stand-alone Massachusetts business trust to facilitate the conversion (the “Trust Proposal,” and together with the Conversion Proposal, the “Proposals”); and

•	Approval of the adjournment of the Meeting to permit further solicitation of proxies, if there are not sufficient votes at the time of the Meeting to approve either Proposal.

In addition, shareholders will be asked to transact such other business as may properly come before the Meeting or any adjournments or postponements of the Meeting.

Approval of each Proposal requires the affirmative vote of (i) 67% or more of the shares present at the Meeting if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities, whichever is less. Abstentions and “broker non-votes” (i.e., shares held in “street name” by brokers that indicate on their proxies that they do not have discretionary authority to vote such shares as to the approval of a Proposal) are counted as present at the Meeting but, assuming the presence of a quorum, will have the effect of a vote against a Proposal.

Please carefully read the enclosed proxy statement, as it discusses the Proposals in more detail. If you were a shareholder of the Fund as of the close of business on August 24, 2018, you may vote at the Meeting or at any adjournment or postponement of the Meeting. You are welcome to attend the Meeting in person. If you cannot attend in person, please vote by mail, telephone or internet. Just follow the instructions on the enclosed proxy card. If you have questions, please call the Fund’s proxy solicitor toll free at (866) 620-0678. It is important that you vote. The Board of Trustees recommends that you vote FOR each Proposal.

1

By order of the Board of Trustees,

Dustin Norris

Secretary

August 6, 2018

Whether or not you expect to attend the Meeting, please complete and return the enclosed proxy card(s). If shareholders do not return their proxies in sufficient numbers, the Fund may incur the expense of additional shareholder solicitation efforts.

2

PROXY STATEMENT DATED AUGUST 6, 2018 OF

HIGHLAND GLOBAL ALLOCATION FUND,

A SERIES OF HIGHLAND FUNDS II (THE “TRUST”)

200 Crescent Court, Suite 700, Dallas, Texas 75201

INTRODUCTION

This proxy statement is being used by the Board of Trustees (the “Board”) of Highland Global Allocation Fund (the “Fund”) to solicit proxies to be voted at a special meeting of the Fund’s shareholders (the “Meeting”). This Meeting will be held on September 28, 2018 at 200 Crescent Court, Crescent Club, Gold Room, Dallas, Texas 75201, at 8:00 A.M. Central Time. The purpose of the Meeting is to consider a proposal to authorize the Board to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund (the “Conversion Proposal”) and, to facilitate such conversion, redomicile the Fund from a series of a Massachusetts business trust to a stand-alone Massachusetts business trust called Highland Global Allocation Fund (“GAF”) (the “Trust Proposal”, and together with the Conversion Proposal, the “Proposals”).

Representatives of the Highland Capital Management Fund Advisors, L.P. (“we” or the “Adviser”) will be available to answer any shareholder questions. This proxy statement is being mailed to eligible shareholders on or about August 24, 2018. To ask questions about this proxy statement, call our toll-free telephone number: (866) 620-0678.

Who is eligible to vote?

Fund shareholders of record on August 24, 2018, are entitled to attend and vote at the Meeting or any adjourned meeting. Each whole share of the Fund is entitled to one vote and each fractional share is entitled to a proportionate fractional vote. Shares represented by properly executed proxies, unless revoked before or at the Meeting, will be voted according to shareholders’ instructions. If you sign a proxy but do not fill in a vote, your shares will be voted in favor of each Proposal. If any other business comes before the Meeting, your shares will be voted at the discretion of the persons named as proxies.

PROPOSAL 1: CONVERT THE FUND FROM AN OPEN-END FUND TO A CLOSED-END FUND

Introduction

Shareholders of the Fund are being asked to authorize the Board to amend the Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund. The Board believes the Conversion Proposal will provide the Fund with the opportunity to pursue its existing investment objective and investment strategy through a structure that better positions the Fund to capitalize on its universe of long-term investment opportunities. The Board also believes the Conversion Proposal will eliminate the need for the Fund to hold the cash reserves and liquid securities that are required for an open-end fund and that are used to accommodate daily shareholder redemptions.

1

If shareholders approve the Conversion Proposal, assuming the Trust Proposal has also been approved by shareholders, and the Fund converts to a closed-end fund, shareholders of GAF would no longer have the right to cause the fund to directly redeem their shares at net asset value (“NAV”). GAF will seek to list its shares for trading on the New York Stock Exchange (the “NYSE”) or another national securities exchange (assuming conversion to a closed-end fund) which will allow shareholders to sell their shares on the exchange, but such shares may trade at a premium or discount to NAV. GAF’s share listing is subject to the approval of such exchange and satisfaction of such exchange’s listing standards.

Additionally, assuming the Trust Proposal has also been approved by shareholders, GAF will have the flexibility to offer to repurchase shares at its discretion, subject to applicable regulatory requirements. Any such repurchases would be subject to the availability to GAF of cash for such purchases, after consideration of reserves necessary for anticipated fund expenses and contingencies, and will only be made when GAF’s shares are trading at a discount to NAV. Accordingly, no assurance can be given as to the number of shares, if any, that could ultimately be repurchased by GAF.

Total annual fund operating expenses borne by all shareholders are expected to decrease upon the Fund’s conversion to a closed-end fund. Transfer agency fees alone are expected to decrease from an annual rate of 0.13% to 0.03% for all shareholders. Collectively with the decrease in transfer agency fees and elimination of distribution and service fees with respect to Class A and Class C shares, we expect fund savings to be, in the aggregate, approximately $2.5 million per year, based on current Fund assets.

Approval of the Proposals will not result in a change to the management fee of 0.40% of the Fund’s total assets; therefore, assuming conversion of the Fund into a closed-end fund, GAF’s management fee will be significantly below the average management fee of 1.16% charged to world allocation U.S. listed closed-end funds and 0.45% less than what the Adviser believes is the Fund’s closest competitor.

No changes to the Fund’s investment objective or fundamental investment policies are planned in connection with the proposed conversion. Upon conversion, GAF will, as a closed-end fund, have the same principal investment strategies and non-fundamental investment restrictions that it had before the conversion, except that its investments in illiquid securities will not be limited to 15% of its net assets at the time of investment. To the extent that GAF invests more of its assets in illiquid securities, it will be subject to the risks associated with investments in such securities to a greater extent. As noted in the Fund’s prospectus, illiquid investments may be difficult to sell at approximately the price they are valued. When investments cannot be sold readily at the desired time or price, a fund may have to accept a much lower price, may not be able to sell the investment at all or may be forced to forego other investment opportunities, all of which may adversely impact a fund’s returns. However, conversion to a closed-end fund is anticipated to greatly reduce the need to sell illiquid securities, and thus should help to reduce these risks. Illiquid investments also may be subject to valuation risk.

Background and Rationale

Advantages of the Conversion Proposal

We believe a closed-end fund offers improved flexibility to own less liquid and more concentrated positions by eliminating the pressure to buy and sell investments based on investor flows. This structural advantage facilitates attractive longer-term investments, which should further enhance shareholder returns. No changes to the Fund’s investment objective or principal investment strategies are proposed.

The Fund invests pursuant to a contrarian value philosophy which seeks to find investments where the portfolio manager takes a contrarian view with a high degree of confidence in his view and the ultimate

2

value of the investment. Many times these investments take time to mature and may encounter significant volatility as the market takes time to understand the value of the underlying business. A description of these investment opportunities is described more fully below.

The Conversion Proposal will benefit the Fund by eliminating the liquidity constraints applicable to the Fund under its current open-end fund structure since investors in closed-end funds generally obtain liquidity by selling their shares in the open market, rather than redeeming their shares directly from the Fund, which may place premature pressure to sell Fund investments. In order to be able to redeem shareholders at NAV upon request, open-end funds, unlike closed-end funds, must limit their investments in illiquid securities to 15% of their net assets (i.e., securities or other assets that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the investment company has valued the asset) (the “Open-End Liquidity Constraints”). Currently, the Fund may not be able to pursue or increase its participation in certain longer-term investment opportunities due to the Open-End Liquidity Constraints. Converting the Fund into a closed-end fund would allow the Adviser to invest a larger percentage of the Fund’s investment portfolio in attractive long-term investment opportunities that may be less liquid or even illiquid.

The Adviser’s Closed-End Fund Track Record

While past performance is not indicative of future returns, the Adviser and its affiliates have previously proven their ability to create value for shareholders through a unique approach to investing in closed-end fund structures:

•

NexPoint Strategic Opportunities Fund (“NHF”) – NHF has returned 133.6% from September 2012 through June 30, 2018 (the tenure of James Dondero’s management), while the Fund’s benchmark, the Credit Suisse Hedge Fund Index returned just 27.5% over the same period. During the five years ended June 30, 2018, NHF has outperformed 97% of all U.S. listed closed-end funds and has outperformed the S&P 500 while providing a greater than 10% yield.

•

Highland Floating Rate Opportunities Fund (“HFRO”) – HFRO converted into a closed-end fund in November 2017, and has since traded up 10.6% while the Credit Suisse Leveraged Loan Index has returned just 3.8% as of August 1, 2018.

Changes to your Investment

If the Fund’s shareholders approve the Conversion Proposal, the Board will take action to combine the outstanding classes of shares into a single class of common shares and list the common shares on a national securities exchange, expected to be the NYSE. Total annual fund operating expenses borne by all shareholders are expected to decrease upon the Fund’s conversion to a closed-end fund. Class A and Class C shares of the Fund are currently subject to distribution and/or service (12b-1) fees at an annual rate of 0.25% and 1.00% of net assets, respectively. Common shares of the Fund, once transitioned to a closed-end fund, will not be subject to distribution and/or service (12b-1) fees and current Class A and Class C shareholders will no longer pay such fees following the conversion. In addition, shares that were subject to a contingent deferred sales charge prior to conversion will not be subject to such contingent deferred sales charges after the conversion. Transfer agency fees alone are expected to be reduced from an annual rate of 0.13% to 0.03% for all shareholders. Collectively with the decrease in transfer agency fees and elimination of distribution and service fees with respect to Class A and Class C shares, we expect savings to be, in the aggregate, approximately $2.5 million per year, based on current Fund assets.

As noted above, approval of the Proposals will not result in a change to the management fee of 0.40% of the Fund’s total assets; therefore, assuming conversion of the Fund into a closed-end fund, GAF’s

3

management fee will be significantly below the average management fee of 1.16% charged to world allocation U.S. listed closed-end funds and 0.45% less than what the Adviser believes is the Fund’s closest competitor.

Some of the features and services that are available to you today as a Fund shareholder will not be available to you after the conversion to a closed-end fund. Upon listing on a securities exchange, GAF’s shares would trade in the open market at a price that would be a function of factors, such as: market supply and demand, dividend levels (which will in turn be affected by fund expenses, including the costs of any forms of leverage used by GAF, levels of dividend and interest payments by GAF’s portfolio holdings, levels of appreciation/depreciation of GAF’s portfolio holdings, regulations affecting the timing and character of GAF’s distributions and other factors), portfolio credit quality, call protection and similar factors relating to GAF’s portfolio holdings. The market price of GAF’s common shares may also be affected by general market or economic conditions, including market trends affecting the value of securities generally or values of closed-end fund shares more specifically. Shares of a closed-end fund may trade at prices lower than NAV, but may also trade at prices higher than NAV.

After conversion to a closed-end fund, we expect GAF to have an “opt out” distribution reinvestment program such that when GAF declares a dividend or other distribution, shareholders’ cash distributions will be reinvested automatically in additional shares of GAF, unless they specifically “opt out” of the dividend reinvestment plan, so as to receive cash dividends or other distributions.

In addition to the differences in redemption rights discussed above, closed-end funds also differ from open-end funds in that closed-end funds are permitted to issue preferred shares. While GAF does not currently intend to issue preferred shares, if GAF were to do so in the future, holders of such preferred shares would be entitled to preferential payment of dividends and would have different voting rights than common shareholders.

3% Incentive to Consenting Shareholders

To demonstrate the Adviser’s conviction in both the Fund’s portfolio and the desirability of the Conversion Proposal (in addition to the Trust Proposal), the Adviser has agreed to pay to shareholders a consent fee related to the shareholder vote. The Adviser will commit to paying a consent fee out of its own assets in the amount equal to 3.0% of the value of each participating shareholder’s shares on the date of conversion (the “Consent Fee”). In order to participate in the Consent Fee program, a shareholder: (1) must vote in favor of both Proposals; (2) may not revoke his or her proxy; (3) must beneficially own all voting shares held as of the record date of August 24, 2018 through the conversion; and (4) have his or her shares be a part of the minimum required vote necessary to approve both Proposals. The minimum required vote necessary to approve both Proposals is the lesser of (a) the first 50.01% of the outstanding voting securities approving both Proposals, or (b) the first 67% of shares approving both Proposals if 50% or more of outstanding voting securities of the Fund are present or represented by proxy at the shareholder’s meeting. The Consent Fee will not be paid unless both Proposals are approved. Even if both Proposals are approved and a shareholder had voted in favor of both Proposals, had not revoked his or her proxies and held all of his or her record date shares through the conversion, such shareholder will not receive the Consent Fee unless they are part of the minimum required vote necessary to approve both Proposals.

The Consent Fee is intended to encourage shareholders whose pre-existing economic interest is to vote in favor of both Proposals to do so. By requiring that the recipient of the Consent Fee continue to hold their shares through the conversion, the Consent Fee is intended to be in alignment with the shareholder’s pre-existing economic interests, such that it encourages the act of voting, not the vote itself. Members of the Board, employees of the Adviser, and the Adviser’s affiliates are not eligible to receive the Consent Fee.

4

We expect to pay the Consent Fee promptly following the completion of the redomicilation and conversion. Please note that the Consent Fee check must be cashed within 90 days of the check issue date. Monies from such distribution that are not cashed or otherwise negotiated will be subject to escheatment in accordance with applicable state law. Taxation of the Consent Fee is discussed below in the “Tax Consequences Related to the Consent Fee” section.

Our Purchase Commitment

Additionally, if shares of GAF trade at a discount of more than 3% of NAV post-conversion, the Adviser and its affiliates will commit to purchasing up to the lesser of $20 million or 5% of shares of GAF in open-market transactions over a two year period (the “Adviser Commitment”). Moreover, if shares of GAF trade at a discount of more than 3% to NAV, the Board has approved GAF’s repurchase of the lesser of up to $20 million or 5% of GAF’s closed-end fund common shares over a six-month period (the “Repurchases”). Any such repurchases would be subject to the availability to GAF of cash for such purchases, after consideration of reserves necessary for anticipated fund expenses and contingencies, and GAF may sell portfolio securities in order to generate cash for repurchases. All open market purchases would be made pursuant to Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and only to the extent the Adviser, in its sole discretion, deems consistent with applicable law.

The Conversion Proposal will only go into effect upon shareholder approval of the Trust Proposal and the Redomiciliation discussed below. The completion of the Redomiciliation pursuant to the Trust Proposal will occur prior to the conversion of the Fund into a closed-end fund, and thus the conversion of the Fund into a closed-end Fund is contingent upon approval of the Trust Proposal. In the event the Trust Proposal is approved but the Conversion Approval is not approved, the Adviser will still take action to redomicile the Fund from a series of a Massachusetts business trust to a standalone Massachusetts business trust.

Tax Consequences Related to the Consent Fee

The U.S. federal income tax treatment of the receipt of the Consent Fee is uncertain. There is no legal authority directly on point, and the Fund has not requested a ruling from the IRS with respect thereto. The receipt of the Consent Fee by a shareholder could be treated as a separate fee paid for consenting to the Proposals, in which case a shareholder would recognize ordinary income upon receipt of the Consent Fee (and the amount of such Consent Fee would not be treated as part of the amount realized by such shareholder upon later disposition of the shareholder’s shares). Shareholders should consult their tax advisors regarding the U.S. federal tax treatment of the Consent Fee to them.

Board Recommendation

The Board has concluded that the Conversion Proposal is in the best interests of the Fund and its shareholders. The Board unanimously recommends that shareholders of the Fund approve the Conversion Proposal.

Required Vote

The Conversion Proposal must be approved by the affirmative vote of (i) 67% or more of the shares present at the Meeting if the holders of 50% or more of the outstanding voting securities of the Fund are present or represented by proxy or (ii) more than 50% of the outstanding voting securities, whichever is less (the “1940 Act Majority Vote”).

5

PROPOSAL 2: REDOMICILE THE FUND FROM A SERIES OF A MASSACHUSETTS BUSINESS TRUST TO A STAND-ALONE MASSACHUSETTES BUSINESS TRUST

In order to facilitate the conversion, shareholders of the Fund are being asked to approve the redomiciliation of the Fund that would change the form of the organization of the Fund from a series of a Massachusetts business trust into a standalone Massachusetts business trust. The proposed redomiciliation that would result from shareholder approval of the Trust Proposal will be referred to throughout the proxy statement as the “Redomiciliation”. To implement the Redomiciliation, the Board has approved an Agreement and Plan of Reorganization (the “Plan”), which contemplates the continuation of the current business of the Fund in the form of a stand-alone investment company.

If the Trust Proposal is approved by shareholders of the Fund and implemented, GAF would have the same investment objective, principal investment strategies and restrictions and investment manager as the Fund. However, as discussed above in Proposal 1, shareholders are first being asked to approve the conversion of the Fund from an open-end fund into a closed-end fund. If the Conversion Proposal and the Trust Proposal are approved, GAF will operate as a closed-end fund. For the differences between a closed-end fund and an open-end fund, please see the discussion in Proposal 1, above. The Board and the officers of GAF will be the same as those of the Trust. On the effective date of the Redomiciliation, you would hold an interest in GAF that is equivalent to your interest in the Fund (less cash received in lieu of fractional shares, if any).

Rationale for the Trust Proposal

The Redomiciliation is an administrative matter required if shareholders of the Fund approve the Conversion of the Fund into a closed-end fund. As a series of an open-end investment trust (Highland Funds II), the Board cannot take action to convert the Fund to a closed-end Fund. As a standalone trust, the conversion can be facilitated. Massachusetts law applies the same to both a series of a Massachusetts business trust and a standalone Massachusetts business trust.

Procedures and Consequences of the Redomiciliation

Upon completion of the Redomiciliation, GAF will continue the business of the Fund with the same investment objectives, principal investment strategies and risks and investment restrictions as those existing today, and will hold the same portfolio of securities held by the Fund on the date of conversion. GAF will be operated under substantially identical investment advisory and administrative arrangements as those of the Fund. However, subject to approval by shareholders of the Conversion Proposal, GAF will operate as a closed-end investment company. Please refer to the conversion discussion under Proposal 1.

GAF was created solely for the purpose of becoming the successor to, and carrying on the business of, the Fund. To accomplish the Redomiciliation, the Plan provides that the Trust, on behalf of the Fund, will transfer all of the Fund’s securities and any other assets, subject to all related liabilities, to GAF. In exchange for these assets and liabilities, GAF will issue its own shares to the Fund, which will then distribute those shares pro rata to you as a shareholder of the Fund, along with cash in lieu of fractional shares, if any, of GAF that you may be deemed to own. Through this process, you will receive the same dollar amount of shares of GAF (and cash in lieu of fractional shares, if any) as you held in the Fund on the date of the Redomiciliation. Regarding fractional shares, if the dollar amount of shares held in the Fund is less than the dollar amount of a full share of GAF, thus resulting in a fractional share of GAF to be issued,

6

cash will be paid to you in lieu of issuing a fractional share of GAF. You will retain the right to any declared but undistributed dividends or other distributions payable on the shares of the Fund that you may have had as of the effective date of the Redomiciliation.

The Board may terminate the Plan and abandon the Redomiciliation at any time prior to the effective date of the Redomiciliation if it determines that proceeding with the Redomiciliation is inadvisable and not in the best interests of the Fund shareholders. If the Trust Proposal is not approved by shareholders, or if the Board abandons the Redomiciliation, the Fund will continue to operate as a series of a Massachusetts business trust. If the Trust Proposal is approved by shareholders, the Redomiciliation is expected to be completed within a reasonable time following such approval.

Effect of the Redomiciliation on the Investment Management Agreement and Shareholder Servicing Agreements

As a result of the Redomiciliation, GAF will be subject to an investment management agreement between GAF and the Adviser. The investment management agreement for GAF will be materially identical to the current investment management agreement for the Fund.

Subject to the approval of the Conversion Proposal discussed above, GAF has entered into an agreement with American Stock Transfer & Trust Company, LLC for transfer agency services. The new transfer agent agreement will replace the current transfer agency agreement in place for the Fund with DST Asset Manager Solutions, Inc. (formerly Boston Financial Data Services, Inc.) but reflect the operations of GAF as a closed-end fund. GAF will also enter into an agreement with State Street Bank & Trust Company for administration services. The new administration agreement will be substantially similar to the current agreement for the Fund.

Effect of Shareholder Approval of the Trust Proposal

By voting “FOR” the Trust Proposal, you will be agreeing to become a shareholder of a mutual fund organized as a Massachusetts business trust with the same Board members, materially identical investment advisory agreement and with similar service arrangements to those in place for the Fund.

Under the 1940 Act, the shareholders of an investment company must elect trustees and approve the initial investment management agreement for a fund. As a result, if the Redomiciliation is approved and the Fund is redomiciled into GAF, GAF shareholders would need to vote on these items in order to comply with the 1940 Act.

In order to comply with these requirements and consistent with guidance of the U.S. Securities and Exchange Commission (the “SEC”), shareholder approval of the Trust Proposal will also constitute, for the purposes of the 1940 Act, shareholder approval of: (1) the election of the Board members of the Trust who are in office at the effective date of the Redomiciliation as trustees of GAF and (2) the initial investment management agreement for GAF that is materially identical to the investment management agreement that will be in place for the Fund at the time of the Redomiciliation.

If the Trust Proposal is approved, then an initial shareholder approval for the items outlined in the above paragraph will be arranged whereby the Fund (1) purchases one share of GAF; (2) as sole shareholder of GAF, votes “FOR” the election of Board members and the initial investment management agreement; and (3) then redeems its shares, all prior to the completion of the Redomiciliation. These actions will enable GAF to satisfy the requirements of the 1940 Act without involving the time and expense of another shareholder meeting.

7

Capitalization and Structure of GAF

GAF will be authorized to issue an unlimited number of shares of beneficial interest, without par value. Class A, Class C and Class Y shareholders of the Fund will be combined into a single class of common stock of GAF. To do so, the Fund will effect a reverse stock split so that GAF’s initial share price equals $15.00. The aggregate dollar value of GAF shares that you receive (and cash in lieu of fractional shares, if any) will be the same dollar value of the shares of the Fund that you currently own and the total value of your investment will be the same immediately before and after the exchange.

As of the effective date of the Redomiciliation, shares of the respective series and classes of the Fund and GAF will be fully paid and non-assessable, and have no preemptive or subscription rights. Shares of the respective classes of the Fund and GAF will have similar voting and liquidation rights and have one vote per share and a proportionate fractional vote for each fractional shares. Neither the Trust, nor GAF provides for cumulative voting in the election of its Board members. GAF will have the same fiscal year as the Fund.

Tax Consequences

The Redomiciliation is designed to be tax-free for federal income tax purposes so that you will not experience a taxable gain or loss when the Redomiciliation is completed (except with respect to cash received in lieu of fractional shares, if any). Generally, the basis and holding period of your shares in GAF will be the same as the basis and holding period of your shares of the Fund, provided you hold your shares as a capital asset.

If the Redomiciliation is consummated but the IRS or the courts were to determine that the Redomiciliation does not qualify as a tax-free reorganization under the Code, and thus is taxable, the Fund would recognize gain or loss on the transfer of its assets to GAF and each shareholder of the Fund that held shares in a taxable account would recognize a taxable gain or loss equal to the difference between its tax basis in its Fund shares and the fair market value of GAF shares it received.

The tax attributes, including capital loss carryovers, if any as of the date of closing of the Redomiciliation, of the Fund move to GAF in the Redomiciliation. Accordingly, any capital loss carryovers of the Fund are available to offset future gains recognized by the combined Fund, subject to limitations under the Code. If, as is anticipated, at the time of the closing of the Redomiciliation, GAF has either no assets or nominal assets incident to its organization, there will be no change of ownership of the Fund as a result of the Redomiciliation. Thus, the Redomiciliation is not expected to result in any limitation on the use by GAF of the Fund’s capital loss carryovers, if any. However, the capital losses of GAF, as the successor in interest to the Fund, may subsequently become subject to an annual limitation as a result of sales of GAF shares or other reorganization transactions to which GAF might engage post-Reorganization.

You should consult your tax adviser regarding the U.S. federal income tax consequences to you, if any, of the Redomiciliation in light of your particular circumstances, as well as the state and local tax consequences, if any, of the Redomiciliation because this discussion is only a general summary of certain federal income tax consequences.

8

Board Recommendation

Based upon their evaluation of the relevant information presented to them, and in light of their fiduciary duties under federal and state law, the Board, on behalf of the Fund, including all of the trustees who are not interested persons as defined under Section 2(a)(19) of the 1940 Act (the “Independent Trustees”), concluded that participating in the Redomiciliation is in the best interests of the Fund, and that no dilution of value would result to the respective shareholders of the Fund from the Redomiciliation. The Board unanimously approved the Trust Proposal on August 3, 2018, and the Board of the Trust, on behalf of the Fund, unanimously recommended that shareholders of the Fund vote to approve the Trust Proposal. The Board unanimously recommends that shareholders of the Fund approve the Trust Proposal.

Required Vote

Approval of the Conversion Proposal requires a 1940 Act Majority Vote (defined in Proposal 1).

ADDITIONAL INFORMATION

Voting Rights. Abstentions and “broker non-votes” (i.e., shares held in “street name” by brokers that indicate on their proxies that they do not have discretionary authority to vote such shares as to the approval of a Proposal) are counted as present at the Meeting but, assuming the presence of a quorum, will have the effect of a vote against a Proposal. Shareholders of record of the Fund on August 24, 2018 (the “Record Date”) are entitled to vote at the Meeting. Each full share of the Fund is entitled to one vote and each fractional share is entitled to a vote equal to its fraction of a full share. All share classes of the Fund will vote together as one class.

The total number of shares of each class of the Fund outstanding as of August 16, 2018 and the total number of votes to which shareholders of such class are entitled at the Meeting if they hold their shares until the Record Date, are set forth below. Because the Record Date is after the filing of this proxy, the total number of shares of each class of the Fund outstanding, and the total number of votes to which shareholders of such class are entitled at the Meeting, may differ if shareholders buy or sell additional shares prior to the Record Date.

	Class A	Class C	Class Y
Shares Outstanding	[ ]	[ ]	[ ]
Total Number of Votes to which Shareholders are Entitled	[ ]	[ ]	[ ]

Quorum and Methods of Tabulation. A quorum is required for shareholders of the Fund to take action at the Meeting. Thirty percent of the outstanding shares of the Fund, present at the Meeting in person or by proxy, constitutes a quorum.

All shares represented at the Meeting in person or by proxy will be counted for purposes of establishing a quorum. Shares represented by properly executed proxies with respect to which (i) a vote is withheld, (ii) the shareholder abstains or (iii) a broker does not vote (i.e., “broker non-votes”) will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Assuming the presence of a quorum, abstentions and “broker non-votes” will have the effect of a vote against a Proposal.

We urge you to return the proxy as soon as possible with your vote in favor of each Proposal. As this matter is not routine, your broker may not be able to vote on your behalf unless specifically instructed. If your shares are held in an IRA account, you have the right to provide voting instructions to your IRA custodian with respect to those shares. If you do not provide voting instructions with respect to your shares, your

9

IRA custodian may or may not, depending upon the terms of your IRA agreement, vote shares for which it has not received your voting instructions. Please consult your IRA agreement and/or financial advisor for more information.

Shareholder Proxies. Shares represented by proxies, unless previously revoked, will be voted at the Meeting in accordance with the instructions of the shareholders. If no instructions are given, the proxies will be voted in favor of each Proposal. To revoke a proxy, the shareholder giving such proxy must either (1) submit to the Fund a subsequently-dated proxy, (2) deliver to the Fund a written notice of revocation, or (3) otherwise give notice of revocation in open meeting, in all cases prior to the exercise of the authority granted in the proxy. You will not be eligible to receive the Consent Fee if you revoke your proxy voted in favor of each Proposal.

If you intend to vote in person at the Meeting, please call (866) 620-0678 to obtain important information regarding your attendance at the Meeting, including directions.

It is important that proxies be returned promptly. Therefore, whether or not you expect to attend the Meeting in person, you are urged to complete, sign and return the proxy in the enclosed stamped, self-addressed envelope as soon as possible.

Delivery Requirements. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (“Notice”) addressed to those shareholders or by sending separate Notices for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Fund and some brokers household proxy materials or Notices, delivering a single proxy statement or Notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from a broker or the Fund that they will be householding materials to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes consent.

We will deliver promptly, upon request, a separate copy of any of these documents to shareholders at a shared address to which a single copy of such document(s) was delivered. Shareholders who wish to receive a separate copy of any of these documents, or to receive a single copy of such documents if multiple copies were delivered, now or in the future, should submit their request by writing to the Fund c/o Highland Capital Management Fund Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201 or calling the Fund at (866) 620-0678.

Communications with Trustees. Shareholders of the Fund who wish to communicate with the Fund’s trustees (the “Trustees”) (or to the Trustees who are not interested persons of the Fund, as a group) should send communications to the attention of the Secretary of the Fund, c/o Highland Capital Management Fund Advisors, L.P., 300 Crescent Court, Suite 700, Dallas, Texas 75201, and all communications will be directed to the Trustee or Trustees indicated in the communication or, if no Trustee or Trustees are indicated, to all Trustees.

Solicitation of Proxies. In addition to soliciting proxies by mail, the Fund’s officers and employees of Highland may solicit proxies by web, by telephone or in person. Copies of the notice for the Meeting, this Proxy Statement and the form of proxy are available at highlandfunds.com. The Fund has engaged AST Fund Solutions, LLC at 48 Wall Street New York, NY 10005 for inquiries, to provide shareholder meeting

10

services, including the distribution of this Proxy Statement and related materials to shareholders as well as assisting the Fund in soliciting proxies for the Meeting at an approximate cost of $150,000. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund.

Dissenters’ Right of Appraisal. Shareholders of the Fund have no appraisal or dissenters’ rights.

Other Business. The Board is not aware of any matters to be presented at the Meeting other than the Proposals. If other business should properly come before the Meeting, the persons named as proxies will vote thereon in their discretion.

Adjournment. If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments or postponements of the Meeting to permit further solicitation of proxies. Any adjournment or postponement will require the affirmative vote of a majority of those shares that are represented at the Meeting in person or by proxy, whether or not a quorum is present.

The costs of any additional solicitation and of any adjourned Meeting will be borne in the same manner as the other expenses associated with the Proposals. Any Proposal for which sufficient favorable votes have been received may be acted upon and considered final regardless of whether the Meeting is adjourned to permit additional solicitation with respect to any other Proposal.

Shareholder Proposals at Future Meetings. The Fund is not required to hold an annual meeting of shareholders in any year in which the election of Trustees is not required to be acted upon under the 1940 Act. However, if the Conversion Proposal is approved and the Fund converts to a closed-end fund and GAF’s shares are listed on a national securities exchange, it is expected that the rules of such securities exchange will require that GAF hold annual meetings of shareholders to elect Trustees. Shareholder proposals to be presented at any future meeting of shareholders of the Fund must be received by the Fund in writing a reasonable amount of time before the Fund solicits proxies for that meeting in order to be considered for inclusion in the proxy materials for that meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 28, 2018

Copies of these proxy materials and the form of proxy are available to you on the Internet at http://www.proxyonline.com/docs/highlandgaf2018.pdf. Copies of the proxy materials are available upon request, without charge, by writing to AST Fund Solutions, LLC at AST Fund Solutions, ATTN: Highland Global Allocation Fund #12917 Fulfillment, 55 Challenger Road, Suite 201, Ridgefield Park, NJ 07660, by calling (866) 620-0678, or by sending an e-mail to corporateservices@astfundsolutions.com, using subject line: Highland Global Allocation Opportunities Fund #12917 Fulfillment.

SHARE OWNERSHIP

5% Beneficial Ownership as of the Record Date

The following chart sets forth the names, addresses, and percentage ownership of those shareholders known by the Fund to own beneficially or of record 5% or more of the outstanding shares of a class of the Fund as of June 30, 2018:

11

Title of Class	Names and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common Shares	WELLS FARGO CLEARING SERVICES LLC 2801 MARKET ST SAINT LOUIS MO 63103-2523	9,528,711.84 shares	18.39%

Common Shares	CHARLES SCHWAB & CO, INC ATTN MUTUAL FUNDS 101 MONTGOMERY STREET SAN FRANCISCO CA 94104-4151	6,722,837.96	12.98%

Common Shares	MORGAN STANLEY 1 NEW YORK PLZ FL 12 NEW YORK NY 10004-1965	4,043,865.38	7.80%

Common Shares	MERRILL LYNCH PIERCE FENNER & SMITH 4800 DEER LAKE DR EAST JACKSONVILLE FL 32246-6484	3,795,707.14	7.33%

Common Shares	PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	2,909,118.96	5.61%

Interests of Officers and Trustees

As of August 6, 2018, the Fund’s Trustees and officers as a group owned less than 1% of the outstanding shares of each class of the Fund.

Conflicts of Interest

To the extent that Highland and its affiliates hold interests in the Fund, such persons may have a conflict of interest in voting on the Conversion Proposal, as fee revenues from a closed-end fund may be more predictable, and therefore more attractive to the investment adviser than those from an open-end fund.

ADDITIONAL INFORMATION ABOUT THE FUND

The Fund received a shareholder demand letter dated March 1, 2018, from an individual purporting to be a shareholder of the Fund (the “Demand Letter”). The Demand Letter alleges that the current and former Board of Highland Funds II breached their fiduciary duties, and the Adviser breached its advisory agreement, in relation to the Fund’s investment in shares of an affiliated mutual fund, the Highland Energy MLP Fund (also a series of Highland Funds II). Upon receipt of the Demand Letter, the Board formed a Demand Review Committee (“DRC”) comprised entirely of independent trustees to investigate these claims and to make a recommendation to the Board regarding whether pursuit of these claims is in the best interests of the Fund. Aided by independent counsel to the committee, the DRC engaged in a thorough and detailed review of the allegations contained in the Demand Letter. Upon completion of its evaluation, the DRC recommended that the Fund’s independent trustees, who represent a majority of the Board, reject the demand specified in the shareholder Demand Letter. After considering the report of the DRC, the independent trustees unanimously agreed and rejected the demand, noting that the Demand Letter contained material factual errors and incorrect assumptions, and the proposed suit was meritless

12

and should not be pursued. Although, as of the date of this proxy, no suit has been filed as a result of the rejection of the demand, the Fund, Board and Adviser intend to vigorously defend themselves should any litigation arise as a result of the rejection of the demand. The Demand Letter is not related to the Proposals and, in the event suit is filed in relation to the Demand Letter, will not alter the intention of the Fund and the Adviser to redomicile the Fund into GAF and convert GAF into a closed-end fund.

Current Service Providers

Highland Capital Management Fund Advisors, L.P., located at 300 Crescent Court, Dallas, Texas 75201, serves as the investment adviser and administrator of the Fund. The Fund’s principal underwriter is Highland Capital Funds Distributor, Inc., whose address is also 200 Crescent Court, Dallas, Texas 75201.

The Fund is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the 1940 Act, and files its prospectus, statement of additional information, shareholder reports, proxy statements, and other information with the SEC. These documents filed by the Fund can be inspected and copied (for a duplication fee) at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of these materials can also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. In addition, copies of these documents may be viewed online or downloaded from the SEC’s website at www.sec.gov. If you would like a hard copy of the Fund’s prospectus, statement of additional information or shareholder reports (when available), the Fund will furnish such copies without charge upon request via first-class mail within three business days of such request. You can access these materials at http://www.proxyonline.com/docs/highlandgaf2018.pdf. Please direct requests for hard copies of the reports to (877) 665-1287, info@highlandfunds.com, or the following address:

Standard Mail:

Highland Funds

PO Box 8656

Boston, Massachusetts 02266-8656

Overnight Mail:

Highland Funds

30 Dan Road, Suite 8656

Canton, MA 02021-2809

A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts

13

HIGHLAND GLOBAL ALLOCATION FUND,

A SERIES OF HIGHLAND FUNDS II

SPECIAL MEETING OF STOCKHOLDERS – SEPTEMBER 28, 2018

This Proxy is solicited by the Board of Directors

The undersigned, a stockholder of Highland Global Allocation Fund, a series of Highland Funds II, a Delaware trust (the “Company”) hereby appoints Frank Waterhouse and Dustin Norris, and each of them severally, proxies of the undersigned, with full power of substitution, to attend the Special Meeting of Stockholders of the Company to be held at 200 Crescent Court, Crescent Club, 17th Floor, Dallas, Texas 75201 on September 28, 2018 beginning at 8:00 AM Central Time, and all adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 (AS IDENTIFIED BELOW) AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2018 SPECIAL MEETING AND ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Do you have questions? If you have any questions about how to vote your proxy or about the meeting in general, please call toll-free 1-866-620-0678. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at: www.proxyonline.com/docs/highlandgaf2018.pdf

HIGHLAND GLOBAL ALLOCATION FUND, A SERIES OF HIGHLAND FUNDS II PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE SIGNATURE (IF HELD JOINTLY) DATE

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING:

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: 🌑

PROPOSALS

		FOR	AGAINST	ABSTAIN

1

A proposal to authorize the Fund’s Board of Trustees (the “Board”) to amend the Fund’s Agreement and Declaration of Trust to convert the Fund from an open-end fund to a closed-end fund (the “Conversion Proposal”);

		O	O	O

2

A proposal to redomicile the Fund from a series of a Massachusetts business trust to a stand-alone Massachusetts business trust to facilitate the conversion (the “Trust Proposal,” and together with the Conversion Proposal, the “Proposals”); and

		O	O	O

3	Approval of the adjournment of the Meeting to permit further solicitation of proxies, if there are not sufficient votes at the time of the Meeting to approve either Proposal.	O	O	O

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments:

THANK YOU FOR VOTING